Exhibit 10.ii.ooo.

PRODUCT SUPPLY AGREEMENT

On the one hand, the companies MOSAIC FERTILIZANTES DO BRASIL S.A., with its principal offices at Avenida Morumbi, 8234, 3º andar, CNPJ no. 61.156.501/0001-56, IE no. 103.693.373.118, and MOSAIC FERTILIZANTES LIMITED, herein represented according its articles of incorporation, domiciled at British American Insurance House, Second Floor, Marlborough Street, P.O. Box – CB 12399, Nassau, Bahamas, hereinafter and jointly referred to as “SUPPLIER”; and on the other hand, SEARA ALIMENTOS S.A., with its principal offices at Avenida Vereador Abrahão João Francisco, 3655, Bairro Bom Bosco, CEP 88307-30, CNPJ no. 02.914.460/0001-50 and IE no. 251.979.504, here represented according to its articles of incorporation and hereinafter simply called the “PURCHASER”, hereby agree to the following:

I.	OBJECT OF THE AGREEMENT

1.1. The Supplier hereby agrees to supply the Products to the Purchaser, and the Purchaser agrees to send the monthly schedule of deliveries seven (7) days in advance.

1.2. The Products must be supplied in accordance with applicable and existing legislation.

II.	CONDITIONS

2.1. All the cost and responsibility for the delivery, including freight and insurance, of the Supplier’s Products to the Purchaser will be borne by the Purchaser, when purchased on a FOB basis, and borne by the Supplier, when purchased on a CIF basis.

2.2. The Supplier must supply the Products to the Purchaser in fifty-kilo big bags or in bulk, at the discretion of the Purchaser and according to the specific needs of each plant. The Products must have the Mosaic Standard of Quality known and approved by the Purchaser, which must remain throughout the term of this agreement and any extensions thereof.

2.3. Once the Product is received by the Purchaser, the Product will be submitted to the Purchaser’s Quality Control, which will verify if the Product complies with the Quality Standard agreed to between the parties, if the Product has the necessary specifications and is suitable for the purposes intended by the Purchaser and if the Product does not have any deviations which prevent the Product from being used as planned. The Purchaser will have seven (7) days to approve or reject the product. The above time will be automatically extended if any Quality Standard deviations or other non-compliant issues are observed; the time agreed will start on the date the Purchaser becomes aware of any deviation or issue involving the Product delivered to the Purchaser.

2.4. Any batches of Product rejected by the Purchaser must be immediately replaced by the Supplier as soon as the Supplier is notified of such non-acceptance of the Product, and such notice will be made in writing and all expenses arising from the non-use and replacement of the Product will be borne by the Supplier.

III.	PRICE AND PAYMENT

3.1. In the event the Supplier does not offer a competitive price, in relation to market practice, for the above Products, always in accordance with the Products’ specifications and the Purchaser’s level of use, the Purchaser is hereby authorized to purchase the product from any other supplier, without prejudice to any of the parties hereof.

3.2. In the event the Supplier’s price is not competitive during negotiation, the Purchaser must inform the Supplier by telephone or e-mail that competitors are providing better price opportunities, and the Supplier may resubmit its bid within 48 hours, at the Supplier’s convenience. As a matter of confidentiality, the Purchaser must not present any document for evidence of the competitor’s prices, nor the name of such competitor.

3.3. In the event any taxes incurring on the operations hereunder are reduced, raised, eliminated or created, the agreed prices will be reviewed at the same time and in the same proportion such taxes have changed the agreed price, and all taxes and/or contributions incurring on the operations and the supply the object of this agreement will be borne by the Purchaser.

3.4. The procedure to possibly adjust the price of the Product will not be reason for the Suppler interrupt the supply of the Product to the Purchaser, and such supply will be maintained under the conditions agreed to hereunder.

3.5. The Purchaser will pay for the product on the dates agreed to in the sales orders, using a proper bank payment form issued by the Supplier.

3.5. In the event the Purchaser fails to pay on the due dates any of the amounts payable hereunder, any amounts in arrears will be updated based on the IGP-M (FGV) index and will include a two-percent (2%) fine and late interest amounting to one percent (1%) per month. At its own discretion the Supplier will be entitled to cancel this agreement.

IV.	TERM

4.1. The term of this agreement is twelve (12) months as of the date of the execution thereof and it may be renewed by written agreement between the parties. The term of this agreement does not bind the Purchaser to purchase the product in question under conditions different from those specified in Paragraph III of Items 3.1 and 3.2.

V.	CANCELLATION

5.1. This agreement may be cancelled by any of the parties hereof without any charges upon previous notice in writing at least thirty (30) days in advance by one of the parties to the other with proof of delivery.

5.2. Between the date the notice is given and the date the agreement is actually cancelled the Supplier will continue supplying the Product as agreed to hereunder.

5.3. This agreement may be cancelled regardless of any notice, summons, or judicial or extrajudicial notification of any kind, in the event of breach of any of the clauses hereof by any of the parties hereto, as well as in the event of bankruptcy or receivership by any of the parties.

5.4. The provisions of the above clause will not be applied in the event any of the parties does not comply with the clauses and conditions hereof because of fortuitous case or force majeure, as provided under Article 393 of the Brazilian Civil Code. In such event, the party that interrupts its activities must promptly communicate such fact to the other party, describing the cause for such intervention and endeavoring its best efforts to remedy such interruption as soon as possible, in order to continue the proper performance of its contractual obligations.

VI.	GENERAL PROVISIONS

6.1. This agreement binds the parties and its successors and it may not be assigned or transferred without the written consent from the other party.

6.2. The Purchaser will be responsible for securing and paying the environmental license to operate its feed plant, and for unloading, storing and dosing of the products, and the Supplier is hereby exempt from any liability or cost that might occur.

6.3. The Purchaser will be expressly liable for reimbursing the amounts possibly borne by the Supplier in result of non-compliance of the terms agreed under Clause 6.2.

6.4. In the event of any environmental accident, if it is proved that such accident took place because of the Product, except for any failure caused by misuse of the Product by the Purchaser, mixing with products from other companies and/or problems caused because of improver storage of the Product, all liability will be borne by the Supplier; on the other hand, if it is proved that such accident was caused exclusively by the Purchaser, the Purchaser will bear all indemnities, fines and such.

6.5. Any and all changes to this agreement will only be valid if performed in writing by amendment hereto signed by both parties.

6.5.1. The clauses of this agreement and its annexes will prevail over any and all communication, agreements, publicity, correspondence or negotiations held before the execution hereof.

6.6. The Supplier agrees and promises to comply with all labor, social security and other legislation applicable to the type of work performed to achieve the object of this agreement, and will be fully responsible for complying with all such legislation as well as complying with all regulations of the Child and Teenager Act, especially not employing any child labor or slave labor.

6.6.1. The Supplier promises not to use child labor or slave labor in all its supply chain.

6.6.2. The Supplier promises to use products with the least possible environmental impact and also to properly dispose of any packaging and replaced products, always in accordance with applicable legislation. The Supplier must also secure the proper environmental licenses at the respective environmental authority for the Supplier’s activities, and will comply with all applicable regulations.

6.6.3. This Agreement presupposes full compliance with applicable labor and environmental legislation, consequently, any of the parties that does not comply with such legislation or which possibly causes environmental damage will give grounds for the other party to immediately cancel this Agreement, and the violating party will be liable for all possible losses and damages.

6.7. The information obtained by the Parties, in any format (visual, audio, documents, electronic, etc.) will be deemed Confidential Information and will be legally protected. The Parties promise to each other that they will use such Confidential Information only for the intents of such information under this Agreement, and will not disclose it to any third parties, except upon written consent from the Party that has supplied such information. The Parties also represent that they will be liable for any and all damages arising from the disclosure of such information.

6.8. The parties elect the Foro da Comarca de São Paulo, state of São Paulo, as the sole jurisdiction to address any doubts or disputes arising hereunder, over any other jurisdiction, no matter how privileged.

The parties execute this agreement in three (3) copies of equal form and content, in the presence of the witnesses below.

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MOSAIC FERTILIZANTES DO BRASIL S/A

MOSAIC FERTILIZANTES LIMITED

SEARA ALIMENTOS S/A

WITNESSES:

Name:	Name:
CPF/MF:	CPF/MF: